UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2014

Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-11312
(Commission File Number)

58-0869052
(IRS Employer Identification Number)

191 Peachtree Street NE, Suite 500, Atlanta, Georgia 30303-1740
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 407-1000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.
On October 1, 2014, Cousins Properties Incorporated (the “Company”), through its wholly-owned subsidiaries, acquired Northpark Town Center, a three-building 1.5 million square-foot office complex located in metropolitan Atlanta, GA, from FulcoProp400 LLC and FulcoProp56LLC for a gross price of $348 million, before adjustments for customary closing costs and other closing credits. The Company funded the purchase of Northpark Town Center with cash on hand and borrowings under its line of credit.
Item 9.01.     Financial Statements and Exhibits.

(a)
Financial Statements. Financial information relating to Northpark Town Center under Rule 3-14 of Regulation S-X is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 9.01 by reference.

(b)
Pro Forma Financial Information. Unaudited pro forma financial information prepared in accordance with Article 11 of Regulation S-X as a result of the acquisition of Northpark Town Center is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 9.01 by reference.

(d)	Exhibits.

Exhibit Number    Description

23.1        Consent of Frazier & Deeter, LLC.

99.1
Independent Auditors’ Report and Combined Statement of Revenues and Certain Operating Expenses of Northpark Town Center for the Six Months Ended June 30, 2014 (unaudited) and for the Year Ended December 31, 2013 (audited) and related notes.

99.2	Unaudited Pro Forma Information of the Company as of June 30, 2014, for the six months ended June 30, 2014 and for the year ended December 31, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2014

COUSINS PROPERTIES INCORPORATED

By:__/s/ Pamela F. Roper_________________
Pamela F. Roper
Senior Vice President, General Counsel and Corporate Secretary